UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 18, 2018

Emerald Medical Applications Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (212) 400-7198

7 Imber Street, Petach Tikva, Israel 4951141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January. 16, 2018, the Board of Directors of Emerald Medical Applications Corp. (the “Registrant”) received letters of resignation from Mrs. Estery Giloz-Ran and Mr. Ascher Shmulewitz, both members of the Registrant’s Board of Directors, resigning their positions as directors of the Registrant, effective January 18, 2018. Copies of the letters of resignation are attached as Exhibits 17.8 and 17.9 hereto.

Both letters of resignation stated that the respective directors had no disagreements with the operations, policies or practices of the Registrant on any matters.

On January 19, 2018, the Registrant’s Board of Directors appointed Mr. Eyal Ben-Ami as a member of the Board. Eyal Ben-Ami, age 41, Director: From 2008 to the present, Mr. Ben-Ami has served as the Director of Employee Benefits at the IDB Bank of Israel, founded in 1935 and one of Israel’s three largest banks. IDB Bank has more than 260 branches, a staff of approximately 5,700, assets of approximately US$50 billion and international operations with branches in Israel and the United States. From 1993 through 2007, Mr. Ben-Ami was a professional soccer player and a member of Hapoel Tel-Aviv FC, a professional Israeli soccer team, and a member of Israel’s National Soccer Team.

Item 8.01 Other Events.

The Registrant disclosed in its Form 10-Q for the period-ended September 30, 2017, under Note 8-Restatement, that it intended to file an amendment to the Form 10-K for the year-ended December 31, 2016 to restate its financial statements, as reflected under Note 8. The Registrant has determined that it is not required to file an amendment to the subject Form 10-K.

The Registrant also disclosed in its Form 10-Q for the period-ended September 30, 2017, under Note 9-Subsequent Events, that it was considering the advisability of establishing another wholly-owned Israeli subsidiary engaging in operations that should be more readily able to generate revenues and positive cash flow from operations than the Company’s existing subsidiary, Emerald Medical Applications Ltd. On January 1, 2018, the Registrant formed Virtual Crypto Technologies Ltd as a new wholly-owned subsidiary under the laws of the State of Israel, company ID #515778975 (Israeli equivalent of EIN) and has agreed to the appointment of Mr. Alon Dayan as CEO of the new subsidiary.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhbit No.	Description

17.8	Letter of Resignation of Estery Giloz-Ran dated January 16, 2018, filed herewith.

17.9	Letter of Resignation of Ascher Shmulewitz dated January 16, 2018, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/: Alimi Ahmed
Name:	Alimi Ahmed
Title:	Chairman and CEO
Dated:	January 19, 2018